Exhibit 99.1

FOR IMMEDIATE RELEASE

POOL CORPORATION REPORTS RECORD SECOND QUARTER RESULTS

______________________

COVINGTON, LA. (July 18, 2013) – Pool Corporation (NASDAQ/GSM:POOL) today reported record results for the second quarter of 2013.

“Our second quarter results were bolstered by strong performances in our largest, year-round markets and growth in pool refurbishment and replacement activities. Most seasonal markets lagged given the late start to this year's season as noted in our June 18th press release. In contrast, the early start to last year's season amplified the impact of the delayed start in our seasonal markets and the consequential business lost from later pool openings,” said Manuel Perez de la Mesa, President and CEO.

Net sales for the quarter ended June 30, 2013 increased 4% to a record $790.4 million, compared to $757.2 million in the second quarter of 2012, with base business sales also up 4% for the period. The impact of weather on our second quarter results is evidenced by sales growth of approximately 9% on average in our largest, year-round markets while sales in our more seasonal markets remained flat overall. Irrigation sales were up 10% due to increased construction and renovation activity, spurred by modest improvements in the housing market.

Gross profit for the second quarter of 2013 increased 3% to $228.2 million from $222.4 million in the same period of 2012. Gross profit as a percentage of net sales (gross margin) declined 50 basis points to 28.9% in the second quarter of 2013. This decrease is attributable to changes in product mix, customer mix and geographic mix. We experienced double-digit sales growth during the quarter for certain discretionary lower margin product lines such as heaters and lighting products. Alternately, our sales of some higher margin, non-discretionary product lines declined during the quarter, as did sales growth in certain historically higher margin geographic regions as a result of the late start to the 2013 season.

Selling and administrative expenses (operating expenses) increased 2% to $116.2 million in the second quarter of 2013 compared to the same period in 2012. Base business operating expenses increased only 1% compared to the second quarter of 2012.

Operating income for the quarter increased 4% to $112.0 million compared to the same period in 2012. Operating income as a percentage of net sales (operating margin) was 14.2% for the second quarter of 2013 compared to 14.3% in the same period in 2012.

Net income increased 2% to $66.5 million in the second quarter of 2013, compared to $64.9 million for the second quarter of 2012. Earnings per share was up $0.05 to a record $1.39 per diluted share for the three months ended June 30, 2013 versus $1.34 per diluted share for the same period in 2012.

Net sales for the six months ended June 30, 2013 increased 4% to a record $1,160.8 million from $1,119.1 million in the comparable 2012 period. This growth included a 3% improvement in base business sales. Gross margin decreased 50 basis points to 28.7% in the first half of 2013 from 29.2% for the same period last year.

Operating expenses were up 1% compared to the first half of 2012, while base business operating expenses remained flat. Operating income for the first six months of 2013 increased 4% to $118.9 million compared to $114.2 million in the same period last year.

Earnings per share for the first six months of 2013 increased 4% to a record $1.47 per diluted share on net income of $70.0 million, compared to $1.42 per diluted share on net income of $68.6 million in the comparable 2012 period.

On the balance sheet, total net receivables and inventory levels increased 4% and 6%, respectively, relatively in line with sales growth. Total debt outstanding at June 30, 2013 was $300.4 million, down 3% compared to June 30, 2012.

Cash used in operations was $33.0 million for the first six months of 2013 compared to cash provided by operations of $33.5 million for the first six months of 2012. This change is largely attributable to the shift in the timing of the inventory purchase and payment cycle compared to the prior year, which should largely self-correct as the year progresses. Adjusted EBITDA (as defined in the addendum to this release) was $117.7 million for the second quarter of 2013 compared to $113.5 million for the second quarter of 2012, and $129.8 million for the six months ended June 30, 2013 compared to $124.5 million for the six months ended June 30, 2012.

“We maintain our recently announced earnings guidance range of $2.03 to $2.13 per diluted share. We are unwavering in our expectations for medium and long term earnings growth and intend to stay focused on the opportunities, the dynamics and the development of our industry. We have a driven team of professionals who are 100% committed to delivering exceptional service and doing their utmost to make success a reality as we embark on the second half of the year,” said Perez de la Mesa.

POOLCORP is the largest wholesale distributor of swimming pool and related backyard products. Currently, POOLCORP operates 321 sales centers in North America and Europe, through which it distributes more than 160,000 national brand and private label products to roughly 80,000 wholesale customers. For more information, please visit www.poolcorp.com.

This news release includes “forward-looking” statements that involve risk and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “project” and similar expressions and include projections of earnings. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions, changes in the economy and the housing market, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants and other risks detailed in POOLCORP’s 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

CONTACT:
Craig K. Hubbard
985.801.5117
craig.hubbard@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net sales	$790,392	$757,175	$1,160,754	$1,119,129
Cost of sales	562,226	534,770	827,827	792,161
Gross profit	228,166	222,405	332,927	326,968
Percent	28.9%	29.4%	28.7%	29.2%

Selling and administrative expenses	116,173	114,271	214,002	212,813
Operating income	111,993	108,134	118,925	114,155
Percent	14.2%	14.3%	10.2%	10.2%

Interest expense, net	2,081	2,200	3,695	3,677
Income before income taxes and equity earnings	109,912	105,934	115,230	110,478
Provision for income taxes	43,416	41,018	45,312	42,055
Equity earnings in unconsolidated investments	37	27	55	171
Net income	$66,533	$64,943	$69,973	$68,594

Earnings per share:
Basic	$1.43	$1.38	$1.50	$1.45
Diluted	$1.39	$1.34	$1.47	$1.42
Weighted average shares outstanding:
Basic	46,659	47,142	46,523	47,330
Diluted	47,882	48,288	47,758	48,430

Cash dividends declared per common share	$0.19	$0.16	$0.35	$0.30

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30,	June 30,	Change
	2013	2012	$	%

Assets
Current assets:
Cash and cash equivalents	$26,936	$50,311	$(23,375)	(46)%
Receivables, net	281,064	269,060	12,004	4
Product inventories, net	424,679	402,266	22,413	6
Prepaid expenses and other current assets	10,219	8,437	1,782	21
Deferred income taxes	5,103	7,098	(1,995)	(28)
Total current assets	748,001	737,172	10,829	1

Property and equipment, net	51,110	45,409	5,701	13
Goodwill	169,983	177,103	(7,120)	(4)
Other intangible assets, net	10,592	11,497	(905)	(8)
Equity interest investments	1,190	1,089	101	9
Other assets, net	9,133	7,857	1,276	16
Total assets	$990,009	$980,127	$9,882	1%

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$239,976	$267,990	$(28,014)	(10)%
Accrued expenses and other current liabilities	79,844	83,609	(3,765)	(5)
Current portion of long-term debt and other long-term liabilities	20	22	(2)	(9)
Total current liabilities	319,840	351,621	(31,781)	(9)

Deferred income taxes	15,263	9,257	6,006	65
Long-term debt	300,426	309,813	(9,387)	(3)
Other long-term liabilities	7,871	7,058	813	12
Total liabilities	643,400	677,749	(34,349)	(5)
Total stockholders’ equity	346,609	302,378	44,231	15
Total liabilities and stockholders’ equity	$990,009	$980,127	$9,882	1%
__________________

1.	The allowance for doubtful accounts was $4.4 million at June 30, 2013 and $5.0 million at June 30, 2012.

2.	The inventory reserve was $8.5 million at June 30, 2013 and $9.6 million at June 30, 2012.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2013	2012	Change
Operating activities
Net income	$69,973	$68,594	$1,379
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	6,338	5,559	779
Amortization	622	638	(16)
Share-based compensation	4,111	4,306	(195)
Excess tax benefits from share-based compensation	(3,187)	(1,609)	(1,578)
Equity earnings in unconsolidated investments	(55)	(171)	116
Other	(1,633)	1,248	(2,881)
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(165,713)	(157,829)	(7,884)
Product inventories	(24,134)	(13,289)	(10,845)
Prepaid expenses and other assets	459	2,612	(2,153)
Accounts payable	39,458	88,946	(49,488)
Accrued expenses and other current liabilities	40,783	34,516	6,267
Net cash (used in) provided by operating activities	(32,978)	33,521	(66,499)

Investing activities
Acquisition of businesses, net of cash acquired	(1,188)	(4,429)	3,241
Purchase of property and equipment, net of sale proceeds	(10,500)	(9,520)	(980)
Other investments	29	(166)	195
Net cash used in investing activities	(11,659)	(14,115)	2,456

Financing activities
Proceeds from revolving line of credit	399,472	345,631	53,841
Payments on revolving line of credit	(329,928)	(183,118)	(146,810)
Payments on long-term debt and other long-term liabilities	(10)	(100,012)	100,002
Excess tax benefits from share-based compensation	3,187	1,609	1,578
Proceeds from stock issued under share-based compensation plans	13,489	7,879	5,610
Payments of cash dividends	(16,308)	(14,223)	(2,085)
Purchases of treasury stock	(10,437)	(43,866)	33,429
Net cash provided by financing activities	59,465	13,900	45,565
Effect of exchange rate changes on cash and cash equivalents	(355)	(482)	127
Change in cash and cash equivalents	14,473	32,824	(18,351)
Cash and cash equivalents at beginning of period	12,463	17,487	(5,024)
Cash and cash equivalents at end of period	$26,936	$50,311	$(23,375)

ADDENDUM

Base Business

The following table breaks out our consolidated results into the base business component and the excluded component (sales centers excluded from base business):

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	June 30,		June 30,		June 30,
	2013	2012	2013	2012	2013	2012
Net sales	$785,357	$755,284	$5,035	$1,891	$790,392	$757,175

Gross profit	226,810	221,798	1,356	607	228,166	222,405
Gross margin	28.9%	29.4%	26.9%	32.1%	28.9%	29.4%

Operating expenses	115,002	113,707	1,171	564	116,173	114,271
Expenses as a % of net sales	14.6%	15.1%	23.3%	29.8%	14.7%	15.1%

Operating income	111,808	108,091	185	43	111,993	108,134
Operating margin	14.2%	14.3%	3.7%	2.3%	14.2%	14.3%

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Six Months Ended		Six Months Ended		Six Months Ended
	June 30,		June 30,		June 30,
	2013	2012	2013	2012	2013	2012
Net sales	$1,151,800	$1,114,239	$8,954	$4,890	$1,160,754	$1,119,129

Gross profit	330,451	325,509	2,476	1,459	332,927	326,968
Gross margin	28.7%	29.2%	27.7%	29.8%	28.7%	29.2%

Operating expenses	210,888	210,927	3,114	1,886	214,002	212,813
Expenses as a % of net sales	18.3%	18.9%	34.8%	38.6%	18.4%	19.0%

Operating income (loss)	119,563	114,582	(638)	(427)	118,925	114,155
Operating margin	10.4%	10.3%	(7.1)%	(8.7)%	10.2%	10.2%

We have excluded the following acquisitions from base business for the periods identified:

Acquired (1)	Acquisition Date	Net Sales Centers Acquired	Periods Excluded
B. Shapiro Supply, LLC	May 2013	1	May - June 2013
Swimming Pool Supply Center, Inc.	March 2013	1	March - June 2013
CCR Distribution	March 2012	1	January - May 2013 and March - May 2012
Ideal Distributors Ltd.	February 2012	4	January - April 2013 and February - April 2012
G.L. Cornell Company	December 2011	1	January - February 2013 and January - February 2012
Poolway Schwimmbadtechnik GmbH	November 2011	1	January - February 2013 and January - February 2012

(1)	We acquired certain distribution assets of each of these companies.

We exclude sales centers that are acquired, closed or opened in new markets from base business results for a period of 15 months. We also exclude consolidated sales centers when we do not expect to maintain the majority of the existing business and existing sales centers that are consolidated with acquired sales centers. As of June 30, 2013, we excluded three sales centers opened in new markets from base business.

We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales. After 15 months of operations, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.

The table below summarizes the changes in our sales centers in the first six months of 2013:

December 31, 2012	312
Acquired	2
New locations	7
June 30, 2013	321

Adjusted EBITDA

We define Adjusted EBITDA as net income or net loss plus interest expense, income taxes, depreciation, amortization, share-based compensation, goodwill and other non-cash impairments and equity earnings or loss in unconsolidated investments.  Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP). We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by our investors, industry analysts and others as a useful supplemental liquidity measure in conjunction with cash flows provided by or used in operating activities to help investors understand our ability to provide cash flows to fund growth, service debt and pay dividends as well as compare our cash flow generating capacity from year to year.

We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30,		June 30,
	2013	2012	2013	2012
Net income	$66,533	$64,943	$69,973	$68,594
Add:
Interest expense (1)	2,081	2,200	3,695	3,677
Provision for income taxes	43,416	41,018	45,312	42,055
Share-based compensation	2,206	2,205	4,111	4,306
Equity earnings in unconsolidated investments	(37)	(27)	(55)	(171)
Depreciation	3,265	2,895	6,338	5,559
Amortization (2)	204	222	429	443
Adjusted EBITDA	$117,668	$113,456	$129,803	$124,463

(1)	Shown net of interest income and includes amortization of deferred financing costs as discussed below.

(2)
Excludes amortization of deferred financing costs of $97 and $96 for the three months ended June 30, 2013 and June 30, 2012, respectively, and $193 and $195 for the six months ended June 30, 2013 and June 30, 2012, respectively.

The table below presents a reconciliation of Adjusted EBITDA to net cash provided by (used in) operating activities. Please see page 5 for our Condensed Consolidated Statements of Cash Flows.

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30,		June 30,
	2013	2012	2013	2012
Adjusted EBITDA	$117,668	$113,456	$129,803	$124,463
Add:
Interest expense, net of interest income	(1,984)	(2,104)	(3,502)	(3,482)
Provision for income taxes	(43,416)	(41,018)	(45,312)	(42,055)
Excess tax benefits from share-based compensation	(1,484)	(471)	(3,187)	(1,609)
Other	(1,595)	307	(1,633)	1,248
Change in operating assets and liabilities	(62,181)	(2,622)	(109,147)	(45,044)
Net cash provided by (used in) operating activities	$7,008	$67,548	$(32,978)	$33,521